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                                                                   EXHIBIT 10.92

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("AGREEMENT") is made by and between Dr. David W. Barry ("DR. BARRY") and Triangle Pharmaceuticals, Inc. ("TRIANGLE") as of November 23, 2000 (the "Effective Date").

                                    RECITALS

         DR. BARRY has been an employee of TRIANGLE since July 19, 1995. TRIANGLE and DR. BARRY wish to set forth in this AGREEMENT the terms and conditions under which DR. BARRY is to be employed by TRIANGLE from the date of execution forward.

         DR. BARRY and TRIANGLE entered into an Employment Agreement, dated as of November 23, 1998 (the "Original Employment Agreement"), which expired on the second anniversary thereof and the parties wish to continue the employment relationship substantially consistent with the terms set forth in the Original Employment Agreement.

         In consideration of DR. BARRY's agreement to continue providing services to TRIANGLE, TRIANGLE's agreement to employ DR. BARRY on the terms and conditions set forth herein and the mutual agreements set forth herein, the parties hereto agree as follows:

         1.       TERM AND NATURE OF EMPLOYMENT

                  TRIANGLE hereby employs DR. BARRY as Chief Executive Officer of TRIANGLE for a period commencing on the Effective Date of this AGREEMENT and ending on December 31, 2001, unless said period of employment (the "Employment Period") is terminated earlier in accordance with the terms of this AGREEMENT. Thereafter, this AGREEMENT shall renew automatically for successive one (1) year terms on the same terms and conditions as set forth herein, or as may be amended from time to time upon mutual written consent of the parties, unless it is terminated as provided herein. DR. BARRY hereby accepts such employment and agrees to devote his full business time and attention, best efforts, energy and skills to the business and affairs of TRIANGLE. DR. BARRY agrees to perform such other duties as may from time to time be assigned to him by the Board of Directors of TRIANGLE and shall act at all times in accordance with the best interests of TRIANGLE. DR. BARRY agrees that he shall comply with all applicable governmental laws, rules and regulations and with all of TRIANGLE's policies, rules and/or regulations applicable to the employees of TRIANGLE. The employment relationship between TRIANGLE and DR. BARRY may be terminated by TRIANGLE or by DR. BARRY at any time, with or without cause, subject to the terms and conditions contained in article 5 of this AGREEMENT and the obligations described in articles 6 and 7 hereof.

         2.       WAGE COMPENSATION

                  2.1 AMOUNT. For the period beginning on the Effective Date and continuing through December 31, 2000, DR. BARRY shall be compensated on the basis of an annualized salary of Two Hundred Sixty-Three Thousand Five Hundred Dollars ($263,500.00), less applicable withholding taxes. For the period beginning on January 1, 2001, DR. BARRY shall

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be compensated on the basis of an annualized salary of Three Hundred Twenty
Thousand Dollars ($320,000.00), less applicable withholding taxes. Increases in salary, if any, shall be made at the sole discretion of the Board of Directors of TRIANGLE. Nothing in this paragraph 2.1 shall be construed to limit TRIANGLE's right to terminate this AGREEMENT in accordance with the terms hereof.

                  2.2 PAYMENT. Salary payments will normally be made to DR. BARRY monthly or otherwise in accordance with TRIANGLE's pay period practices applicable to executive officers.

         3.       OTHER BENEFITS

                  During the Employment Period, DR. BARRY shall be entitled to receive any other benefits which are provided to TRIANGLE's executive officers or other full time employees, in accordance with TRIANGLE's policies and practices.

         4.       FORMER EMPLOYMENT

                  4.1 NO CONFLICT. DR. BARRY represents and warrants that the execution and delivery by him of this AGREEMENT, his employment by TRIANGLE and his performance of duties under this AGREEMENT will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligations.

                  4.2 NO USE OF PRIOR CONFIDENTIAL INFORMATION. DR. BARRY will not intentionally disclose to TRIANGLE or use on its behalf any confidential information belonging to any of his former employers, but during his employment by TRIANGLE he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

         5.       TERMINATION

                  5.1 TERMINATION OF AGREEMENT DUE TO DEATH. DR. BARRY's employment and this AGREEMENT shall terminate upon DR. BARRY's death. In the event that DR. BARRY's employment ends due to his death, TRIANGLE's obligations under this AGREEMENT shall immediately cease and DR. BARRY's estate shall be entitled to no severance benefits or any other benefits under this AGREEMENT, except that if DR. BARRY dies within two (2) years after the date of this AGREEMENT, any options or stock of the Company then owned by DR. BARRY shall automatically accelerate and become fully vested. This provision shall not otherwise limit any benefits available under TRIANGLE's benefit plans.

                  5.2 INVOLUNTARY TERMINATION FOR CAUSE. Notwithstanding anything to the contrary herein, DR. BARRY's employment and this AGREEMENT may be terminated by TRIANGLE upon written notification upon the occurrence of any of the following:

                  a. DR. BARRY being formally charged with the commission of a felony, or being convicted of a misdemeanor involving moral turpitude.




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                  b. DR. BARRY's demonstrable fraud or dishonesty.

                  c. DR. BARRY's use of illegal drugs or any illegal substance, or his use of alcohol in any manner that materially interferes with the performance of his duties under this AGREEMENT.

                  d. DR. BARRY's intentional, reckless or grossly negligent conduct detrimental to the best interests of TRIANGLE, including, without limitation, any misappropriation or unauthorized use of TRIANGLE's property or improper disclosure of confidential information.

                  e. DR. BARRY's failure to perform material duties under this AGREEMENT if such failure has continued for 20 days after DR. BARRY has been notified in writing by TRIANGLE of the nature of DR. BARRY's failure to perform.

                  f. DR. BARRY's chronic absence from work for reasons other than illness.

                  g. DR. BARRY's violation of TRIANGLE's policy prohibiting sexual harassment.

                  h. DR. BARRY's violation of TRIANGLE's policy prohibiting unlawful discrimination.

                  In the event that DR. BARRY's employment is terminated with cause by TRIANGLE pursuant to this paragraph 5.2 of this AGREEMENT within two
(2) years after the Effective Date, TRIANGLE will continue to pay salary payments to DR. BARRY (based upon his then-current salary) for a period of two
(2) years following termination. In the event that DR. BARRY's employment is terminated with cause by TRIANGLE for any of the reasons enumerated in this paragraph 5.2, DR. BARRY shall have certain obligations to refrain from disclosing TRIANGLE's confidential or proprietary information, as more fully described in article 6 below. In the event that DR. BARRY's employment is terminated with cause by TRIANGLE for any of the reasons enumerated in this paragraph 5.2 within two (2) years after the Effective Date, DR. BARRY shall have certain obligations to refrain from engaging in competitive activities, as more fully described in article 7, below. DR. BARRY acknowledges and agrees that the continuing salary payments described in this paragraph 5.2, shall constitute good and sufficient consideration for his agreement to abide by the terms of articles 6 and 7 hereof.

                  Termination of DR. BARRY pursuant to this section 5.2 shall be in addition to and without prejudice to any other right or remedy to which TRIANGLE may be entitled at law, in equity, or under this AGREEMENT.

                  5.3 INVOLUNTARY TERMINATION FOR OTHER THAN CAUSE. TRIANGLE may terminate DR. BARRY's employment and this AGREEMENT at any time for any reason upon written notification to DR. BARRY. If TRIANGLE so terminates pursuant to this paragraph 5.3 (i.e., none of the matters specified in paragraph 5.2 has occurred) within two (2) years after the Effective Date, TRIANGLE will continue to pay salary payments to DR. BARRY (based upon


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his then-current salary) for a period of two (2) years following termination. If
TRIANGLE terminates DR. BARRY's employment pursuant to this paragraph 5.3 within two (2) years after the Effective Date, it will also accelerate DR. BARRY's vesting in any unvested stock and/or options previously granted to him and any group health benefits provided to DR. BARRY during his employment pursuant to this AGREEMENT will be continued, if permitted by law, by TRIANGLE at its expense for a period of two (2) years following termination. Except as described in this paragraph 5.3, TRIANGLE shall have no other obligations to DR. BARRY in the event that DR. BARRY's employment is terminated pursuant to this paragraph
5.3. In the event that DR. BARRY's employment is terminated by TRIANGLE pursuant to this paragraph 5.3, DR. BARRY shall have certain obligations to refrain from disclosing TRIANGLE's confidential or proprietary information, as more fully described in article 6 below. In the event that DR. BARRY's employment is terminated by TRIANGLE pursuant to this paragraph 5.3 within two (2) years after the Effective Date, DR. BARRY shall have certain obligations to refrain from engaging in competitive activities, as more fully described in article 7 below. DR. BARRY acknowledges and agrees that the continuing salary payments and other benefits described in this paragraph 5.3 shall constitute good and sufficient consideration for his agreement to abide by the terms of articles 6 and 7 hereof.

                  5.4 RESIGNATION. DR. BARRY may terminate his employment and this AGREEMENT at any time for any reason upon written notification to TRIANGLE. If DR. BARRY resigns from his employment for any reason within two (2) years after the Effective Date, except as provided to the contrary below, TRIANGLE will continue to pay salary payments to DR. BARRY (based upon his then-current salary) for a period of two (2) years following termination. If DR. BARRY resigns from his employment pursuant to this paragraph 5.4 within two (2) years after the Effective Date, except as provided to the contrary below, any group health benefits provided to DR. BARRY during his employment pursuant to this AGREEMENT will be continued, if permitted by law, by TRIANGLE at its expense for a period of two (2) years following termination. Notwithstanding the foregoing, if DR. BARRY terminates his employment and does not at the time of termination intend to engage in competitive activities of the type prohibited by article 7, then TRIANGLE shall not be obligated to make the salary payments and provide group health benefits to DR. BARRY pursuant to the preceding two (2) sentences; provided, however, that if DR. BARRY, within two (2) years after his termination of employment under this paragraph 5.4 decides he would like to engage in competitive activities that are prohibited by paragraph 7, then TRIANGLE shall make the salary payments and provide group health benefits to DR. BARRY for the period of time between the date DR. BARRY decides he would like to so compete and the expiration of the two (2) year period after DR. BARRY's termination of his employment under this paragraph 5.4 (but, notwithstanding DR. BARRY's desire to compete, in no event shall DR. BARRY be permitted to engage in the competitive activities described in paragraph 7 for the period of time described in paragraph 7). Except as described in this paragraph 5.4, TRIANGLE shall have no other obligations to DR. BARRY in the event that DR. BARRY resigns from his employment for any reason pursuant to this paragraph 5.4. In the event that DR. BARRY resigns from his employment with TRIANGLE pursuant to this paragraph 5.4, DR. BARRY shall have certain obligations to refrain from disclosing TRIANGLE's confidential or proprietary information, as more fully described in article 6 hereof. In the event that DR. BARRY resigns from his employment with TRIANGLE pursuant to this paragraph 5.4, DR. BARRY shall have certain obligations to refrain from engaging in competitive activities, as more fully described in article 7


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hereof. DR. BARRY acknowledges and agrees that the continuing salary payments and other benefits described in this paragraph 5.4 shall constitute good and sufficient consideration for his agreement to abide by the terms of articles 6 and 7 hereof.

         6.       CONFIDENTIALITY

                  DR. BARRY acknowledges that he is bound by the terms of that certain Employee Proprietary Information and Inventions Agreement between TRIANGLE and DR. BARRY dated September 7, 1995 (the "Confidentiality Agreement").

         7.       NON-COMPETITION

                  DR. BARRY agrees and promises that if his employment is terminated pursuant to paragraph 5.2, 5.3 or 5.4 hereof within two (2) years after the Effective Date, then, for the period of time described below, he will not be engaged in any other business or as a consultant to or general partner, employee, officer or director of any partnership, firm, corporation, or other entity, or as an agent for any person, or otherwise, if: (1) such other business, partnership, firm, corporation, entity or person is engaged in for-profit activity in the pharmaceutical industry within the United States and competes with TRIANGLE in the field of viral diseases; and (2) DR. BARRY either
(a) is the President, Chief Executive Officer or Chairman of such other business, partnership, firm, corporation, entity or person; or (b) participates in or directs the development of drugs for the treatment of viral diseases for such other business, partnership, firm, corporation, entity or person. This agreement to refrain from engaging in competitive activities shall continue for the period during which TRIANGLE is required by the terms of paragraphs 5.2, 5.3 or 5.4 of this AGREEMENT to make salary payments to DR. BARRY following his termination (i.e., two (2) years in the case of termination under paragraph 5.2, 5.3 or 5.4). This agreement to refrain from engaging in competitive activities shall be binding upon DR. BARRY even if DR. BARRY is not compensated for the activities described in this article 7.

         8.       TERMINATION UPON MERGER

                  Notwithstanding anything to the contrary in this Agreement, this Agreement shall automatically terminate upon a "Merger." A "Merger" shall consist of the consolidation or merger of TRIANGLE into or with any other entity or entities that results in the exchange of shares representing 50% or more of the outstanding shares of voting capital stock of TRIANGLE for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, or the sale or transfer by TRIANGLE or all or substantially all of its assets. Upon termination of this Agreement, all of the obligations of TRIANGLE and DR. BARRY under this Agreement, including without limitation, Sections 5 and 7, shall terminate; provided, however, that DR. BARRY's obligations under the Confidentiality Agreement shall continue pursuant to the terms of the Confidentiality Agreement.

         9.       GENERAL PROVISIONS

         9.1 GOVERNING LAW. This AGREEMENT and the rights of the parties thereunder shall be governed by and interpreted under North Carolina law without regard to principles of conflicts of law.



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                  9.2 ASSIGNMENT. DR. BARRY may not delegate, assign, pledge or encumber his rights or obligations under this AGREEMENT or any part thereof.

                  9.3 NOTICE. Any notice required or permitted to be given under this AGREEMENT shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this section:

                  TO TRIANGLE:   Triangle Pharmaceuticals, Inc.
                                 4 University Place
                                 4611 University Drive
                                 Durham, NC  27707
                                 Attention: General Counsel

                  TO DR. BARRY:  Dr. David W. Barry
                                 1810 South Lakeshore Drive
                                 Chapel Hill, NC 27514

                  9.4 AMENDMENT. This AGREEMENT may be waived, amended or supplemented only by a writing signed by both of the parties hereto. To be valid, TRIANGLE's signature must be by a person specially authorized by TRIANGLE's Board of Directors to sign such particular document.

                  9.5 WAIVER. No waiver of any provision of this AGREEMENT shall be binding unless and until set forth expressly in writing and signed by the waiving party. To be valid, TRIANGLE's signature must be by a person specially authorized by TRIANGLE's Board of Directors to sign such particular document. The waiver by either party of a breach of any provision of this AGREEMENT shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power or privilege. No action taken pursuant to this AGREEMENT shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

                  9.6 SEVERABILITY. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this AGREEMENT shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

                  9.7 HEADINGS. Article and section headings are inserted herein for convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this AGREEMENT.



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                  9.8 DRAFTING PARTY. The provisions of this AGREEMENT have been prepared, examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this AGREEMENT, or any portion thereof.

                  9.9 ARBITRATION. The parties agree that any and all disputes that they have with one another which arise out of DR. BARRY's employment or under the terms of this AGREEMENT shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this AGREEMENT, DR. BARRY's employment by TRIANGLE or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of DR. BARRY's employment with TRIANGLE or its termination. The only claims not covered by this paragraph 9.9 are claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws. Binding arbitration will be conducted in Durham, North Carolina, in accordance with the rules and regulations of the American Arbitration Association. Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. DR. BARRY understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

         10.      ENTIRE AGREEMENT

                  Except for the Confidentiality Agreement, this AGREEMENT constitutes the entire agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written. The parties specifically acknowledge and agree that, except for the Confidentiality Agreement, all prior agreements and understandings between DR. BARRY and TRIANGLE that pertained to DR. BARRY's employment with TRIANGLE are completely superseded. Each party acknowledges, represents and warrants that this AGREEMENT is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties.

         This AGREEMENT is executed as of this 23rd day of November, 2000.

                                           TRIANGLE PHARMACEUTICALS, INC.



/s/ David W. Barry                         By:   /s/ Chris A. Rallis
-----------------------------------           ----------------------------------
Dr. David W. Barry                               Chris A. Rallis, President and
                                                 Chief Operating Officer


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